AMENDMENT TO TECHNOLOGY LICENSING
AND MARKETING AGREEMENT BETWEEN
 SEPARATION DEGREES – ONE, INC. AND ECO SCIENCE SOLUTIONS, INC.

This Amendment, dated June 1, 2016, is relative to a Technology Licensing and Marketing Agreement (“Agreement”) entered into by and between Separation Degrees – One, Inc. (SDOI) and Eco Science Solutions, Inc. (ESSI) and dated January 1, 2016, and a subsequent Addendum 1 (“Addendum”) to that Agreement.

This Amendment is entered into in so far as the stated terms of “Section 2. Compensation”, and with regard to both the Agreement and the Addendum 1.

Section 2. Compensation stated as follows:

In the Agreement:

In addition to any defined and mutually agreed upon development and licensing fees paid to SDOI by ESSI, SDOI and ESSI shall pursue revenue sharing opportunities from all revenues generated from the BUSINESS. SDOI and ESSI shall split NET PROFITS (NET PROFITS is defined as Gross Profits less Cost of Acquisition on any media spend by either party) that are generated from any and all opportunities developed from the BUSINESS. Revenue sharing percentages from the BUSINESS shall be established in each subsequent addendum hereafter.

SDOI will be issued Series A Preferred Stock initially equal to the current total authorized common shares outstanding of 650,000,000. Additionally, if ESSI were to increase it authorized shares outstanding, the Series A Preferred Stock issued to SDOI would be adjusted within 2 business days to equal the new amount of common stock authorized. ESSI is prohibited to create any new class of Preferred or Common Stock without written consent of SDOI.

In the Addendum:

The issuance and DWAC of $35,000 worth of S-8 shares in ESSI Common Stock (issued at a 30% discount to the market VWAP on the date of payment due (the 1st of every month), or a share price of $0.01 whichever is greater), to SDOI for ongoing project planned technical development/maintenance, production and staging server administration, ongoing marketing services and monthly advertising management.   DWAC distribution is to occur on or before the 1st business day of each calendar month for services provided by SDOI.

The issuance of 500,000 shares in Common Stock, with Piggy Back Registration Rights for the acquisition of SDOI’s discrete communications software platform, including custom developed libraries name “Communications Platform Asset Purchase Agreement, Dated January 4, 2016. DWAC distribution is to occur on or before the March 1, 2016. Both parties agree that SDOI has the right to request that the shares owed to them be delivered in increments less than the total amount of 500,000.

This Amendment ELIMINATES the following terms of Section 2. Compensation in the Agreement:

SDOI will be issued Series A Preferred Stock initially equal to the current total authorized common shares outstanding of 650,000,000. Additionally, if ESSI were to increase its authorized shares outstanding, the Series A Preferred Stock issued to SDOI would be adjusted within 2 business days to equal the new amount of common stock authorized. ESSI is prohibited to create any new class of Preferred or Common Stock without written consent of SDOI.

And provides for the ADDITION of the following terms to Section 2. Compensation of the Agreement and to the Addendum 1 as follows:

Invoices for advertising services will be billed separately from the $35,000 standard monthly fee and will have the same terms as the monthly fee; i.e., the amount invoiced will be paid via the issuance of S-8 shares of ESSI Common Stock (issued at a 30% discount to the market VWAP on the date of payment due (the 1st of every month), or a share price of $0.01, whichever is greater), to SDOI for ongoing advertising services.  DWAC distribution is to occur on or before the 1st business day of each calendar month for services provided by SDOI.

There will be no preferred shares issued to SDOI under the Agreement, the Addendum 1, or this Amendment for services rendered by SDOI to ESSI.

ALL OTHER TERMS AND CONDITIONS OF THE AGREEMENT DATED JANUARY 1, 2016, AND OF THE ADDENDUM 1, REMAIN THE SAME.

The undersigned, by signing below, acknowledges that they have read, understood and agree to the terms of this Amendment, dated this 1st day of June 2016.

SEPARATION DEGREES – ONE, INC.

/s/Gannon Giguiere
_________________________________
By: Gannon Giguiere, President

ECO SCIENCE SOLUTIONS, INC.

/s/Jeffery Taylor
________________________________
By:  Jeffery Taylor, President